UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Criteo S.A.
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Criteo S.A.
Criteo’s Position on ISS Recommendation Regarding Financing Proposals
Criteo Asks All Shareholders to Vote For Resolutions 29 through 33

•	Resolutions 29 through 33 regarding the issuance of equity for financing purposes are essential to Criteo and long-term shareholder value.

•
While maximizing organic growth through innovative technology will remain our primary focus, we must have the ability to accelerate our growth potential through targeted and disciplined acquisitions, with safeguards to ensure that such acquisitions do not harm the interests of current shareholders.

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Paramount to the success of our growth plans is our ability to acquire assets that complement our technology platform and product portfolio and strengthen our Research & Development team. Potential targets of strategic interest are mainly located in the United States in the highly competitive digital technology industry.

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While we understand and acknowledge the recommended thresholds set forth in ISS’s guidelines, to successfully complete potential acquisitions, Criteo will require the greatest financial flexibility possible - both in terms of access to financial resources and ability to structure deal consideration in a manner that is attractive for U.S. targets.

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Share increases up to 25% - in the case of issuances without preferential subscription rights - and 50% in the case of issuances with preferential subscription rights - will provide us with that necessary flexibility.

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We believe approval of these financing proposals is essential for Criteo to compete with its peers in the United States, which are not similarly constrained in their ability to issue equity and can make acquisitions quickly in our increasingly dynamic and competitive industry. We simply ask that, in this respect, we be viewed through the same lens as our U.S. peers.

•	Furthermore, we have disclosed certain safeguards:

◦	We intend to use this delegation of authority solely to finance external growth transactions and for no other purpose, particularly in the context of unsolicited offers for our shares.

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The price of the shares issued without preferential subscription rights will be at least equal to the volume-weighted average price of the ADS the five trading days preceding the determination of the price, subject to a maximum discount of 5%.

•	While we are focused primarily on the Resolutions above, Resolution 35 regarding the issuance of capital for the benefit of the company savings plan is for the benefit of all shareholders.

◦	It will better align the interests of employees and shareholders and will focus employees on improving company performance and shareholder value.

◦	100% of our employees would potentially be eligible to subscribe to the plan, aligning interests across the organization.

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Lastly, ISS’s seeming lack of understanding of the dynamics of Criteo’s business strategy and the competitive landscape underlying our mission to create shareholder value is also demonstrated by their recommendation to vote against Resolutions 17 and 18 and our expenditure of just €20,000 in support of two organizations, The Galion Project and France Digitale, that are supportive of our industry and Criteo.